Exhibit 10.11.3

AMENDMENT TWO TO

THE COCA-COLA COMPANY SUPPLEMENTAL THRIFT PLAN

This Amendment Two to The Coca-Cola Company Supplemental Thrift Plan, as amended and restated effective January 1, 2008 (the “Plan”), is adopted by The Coca-Cola Company Benefits Committee (the “Committee”).

WITNESSETH:

WHEREAS, pursuant to Section 6.4 of the Plan, the Committee has the authority to amend the Plan;

WHEREAS, the Committee wishes to amend the Plan;

NOW THEREFORE, the Committee hereby amends the Plan as follows effective as of January 1, 2010:

1.

The last sentence of Section 3.1 (Amount Credited to Account) shall be amended as follows:

“No amounts shall be credited to a Participant after Separation from Service or death.”

2.

The last sentence of Section 3.2 (Deemed Investment of Accounts) shall be amended as follows:

“No hypothetical dividends shall be credited to a Participant or his Beneficiary following the Participant’s Separation from Service or death.”

3.

The first sentence of Section 3.5 (Valuation of Account) shall be amended as follows:

“The value of a Participant’s Account shall be calculated as the value of hypothetical shares of Common Stock credited to the Participant’s Account as of the date of Separation from Service or death, as applicable.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment Two.

IN WITNESS WHEREOF, the Committee has adopted this Amendment on the date shown below, but effective as of the dates indicated above.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

By:	/s/ Susan M. Fleming

Date:	12/14/09